UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2023

RF Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41332	61-1991323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset, #05-06

Singapore 238164

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +65 6904 0766

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, one redeemable warrant, and one right to receive one-tenth of one share of Class A common stock	RFACU	The Nasdaq Stock Market LLC

Share of Class A common stock, par value $0.0001 per share	RFAC	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RFACW	The Nasdaq Stock Market LLC

Rights, each right receives one-tenth of one share of Class A common stock	RFACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December  20, 2023, RF Acquisition Corp., a Delaware corporation (the “Company” or “RFAC”) held a special meeting of stockholders (the “Special Meeting”), at which holders of 6,437,410 shares, composed of 6,437,410 Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and no Class B common stock, par value $0.0001 per share (together with the Class A Common Stock, the “Common Stock”), were present in person or by proxy, representing approximately 89.62% of the voting power of the 7,183,027 issued and outstanding Common Stock entitled to vote at the Special Meeting as of the close of business on December 4, 2023, which was the record date for the Special Meeting.

In connection with the Special Meeting, stockholders properly elected to redeem an aggregate of 1,363,378 Class A Common Stock at a redemption price of approximately $10.72 per share (the “Redemption”), for an aggregate redemption amount of approximately $14,619,421. Following the Redemption, approximately $29,430,708 will remain in the RFAC trust account (the “Trust Account”), not including the extension payment of $225,000 made by the Sponsor, as described below.

1.	Extension Amendment Proposal

At the Special Meeting, the Company’s stockholders approved the proposal (the “Extension Amendment Proposal”) to amend the Company’s second amended and restated certificate of incorporation (the “Existing Charter”) to give the Company the right to extend the date by which it has to consummate a business combination from December 28, 2023 to September 28, 2024, composed of an initial three-month extension and six subsequent one-month extensions, for a total of up to nine months after December 28, 2023, by depositing into the Trust Account (A) for the initial three-month extension, the lesser of (i) $225,000 or (ii) $0.09 for each share of the Company’s Class A Common Stock not redeemed in connection with the Extension Amendment Proposal, and (B) for each of the six subsequent one-month extensions, the lesser of (i) $75,000 or (ii) $0.03 for each share of Class A Common Stock not redeemed in connection with the Extension Amendment Proposal, until September 28, 2024 in exchange for a non-interest-bearing, unsecured promissory note payable upon consummation of a business combination.

The following is a tabulation of the votes with respect to the Extension Amendment Proposal, which was approved by the Company’s stockholders:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions
6,224,122	213,288	0

2.	NTA Amendment Proposal

Shareholders approved the proposal (the “NTA Amendment Proposal”) to amend the Company’s Existing Charter to remove the net tangible asset requirement in order to expand the methods that the Company may employ so as to not become subject to the “penny stock” rules of the United States Securities and Exchange Commission. The NTA Amendment Proposal received the following votes:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions
6,224,122	213,288	0

On December 27, 2023, the Company filed a certificate of amendment to its Existing Charter with the Secretary of State of the State of Delaware to reflect the Extension Amendment Proposal and the NTA Amendment Proposal (collectively the “Charter Amendments”). The foregoing description of the Charter Amendments is qualified in its entirety by reference to the full text of the Charter Amendments, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of the approval of the Charter Amendments, the Company’s sponsor (or one or more of its affiliates or third-party designees) (the “Sponsor”) made a deposit (the “Extension Payment”) into the Trust Account on December 27, 2023 in the amount of $225,000, which was equal to the lesser of (i) $225,000 or (ii) $0.09 for each share of the Company’s Class A Common Stock not redeemed in connection with the Charter Amendment Proposal, in exchange for a non-interest-bearing, unsecured promissory note issued by RFAC to the Sponsor that will not be repaid in the event that the Company is unable to close a business combination unless there are funds available outside the Trust Account to do so.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of RF Acquisition Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Acquisition Corp.

	By:	/s/ Tse Meng Ng
		Name:	Tse Meng Ng
		Title:	Chief Executive Officer

Dated: December 27, 2023